INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Evergreen International Trust on Form N-14 of our report on the Blanchard Funds dated November 7, 1997, appearing in the Annual Report of The Blanchard Funds for the year ended September 30, 1997, and to the reference to us under the heading "Financial Statements and Experts" in the Prospectus/Proxy Statement, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP


Pittsburgh, Pennsylvania
December 22, 1997



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                          Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement (the "Prospectus/Proxy") and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of Evergreen International Trust of our report dated December 19, 1996, relating to the financial statements and financial highlights of Evergreen Global Leaders Fund (the "Fund") appearing in the Fund's October 31, 1996 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement.

We also consent to the reference to us under the heading "Financial Statements and Experts" in the Prospectus/Proxy and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both dated March 3, 1997, for Evergreen Global Leaders Fund, which are also incorporated by reference into the Prospectus/Proxy.



Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York  10036
December 22, 1997




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